UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2003

PACIFIC CREST CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-4437818
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Commission File Number: 0-22732

30343 Canwood Street Agoura Hills, California 91301
(Address of principal executive offices and zip code)

(818) 865-3300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.                                                           Other Events.

On October 16, 2003, Pacific Crest Capital, Inc., Agoura Hills, California (the “Company”), entered into an Agreement and Plan of Reorganization (the “Reorganization Agreement”) with Pacific Capital Bancorp, Santa Barbara, California (“Pacific Capital”), providing for the acquisition of the Company by Pacific Capital.  Pacific Capital’s acquisition of the Company will be accomplished by virtue of the merger of a newly formed acquisition subsidiary owned directly or indirectly by Pacific Capital with and into the Company (the “Merger”).  Completion of the Merger is subject to a number of terms and conditions, including the receipt of all required regulatory approvals and the approval of the shareholders of the Company.  As a result of the Merger, shareholders of the Company, who do not dissent from the Merger, will receive $26.00, in cash, per share of Company common stock they own at the effective time of the Merger.  A copy of the Reorganization Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K.

On October 16, 2003, the Company and Pacific Capital issued a joint press release announcing the execution of the Reorganization Agreement.  A copy of the press release is furnished as Exhibit 99.1 hereto.

ITEM 7.                                                     FINANCIAL STATEMENTS AND EXHIBITS.

(a)                                  Financial Statements of Businesses Acquired.

Not Applicable.

(b)                                 Pro Forma Financial Information.

Not Applicable.

(c)                                  Exhibits.

The following exhibits are furnished in accordance with Item 601 of Regulation S-K.

Exhibit No.	Description
Exhibit 2.1	Agreement and Plan of Reorganization, dated as of October 16, 2003, by and between Pacific Capital Bancorp and Pacific Crest Capital, Inc.

Exhibit 99.1	Joint Press release, dated October 16, 2003, titled “Pacific Capital Bancorp and Pacific Crest Capital, Inc. Announce Acquisition Agreement.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Crest Capital, Inc.
(Registrant)
Date: October 17, 2003	By:	/s/ ROBERT J. DENNEN
Robert J. Dennen
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 2.1	Agreement and Plan of Reorganization, dated as of October 16, 2003, by and between Pacific Capital Bancorp and Pacific Crest Capital, Inc.

Exhibit 99.1	Press release, dated October 16, 2003, titled “Pacific Capital Bancorp and Pacific Crest Capital, Inc. Announce Acquisition Agreement.”